EXHIBIT 10.1.4

                      THORNBURG MORTGAGE ASSET CORPORATION
                        AMENDMENT TO MANAGEMENT AGREEMENT
                              AS OF OCTOBER 1, 1998

     The Management Agreement (the "Management Agreement") between Thornburg Mortgage Asset Corporation, a Maryland corporation (the "Company") and Thornburg Mortgage Advisory Corporation, a Delaware corporation (the "Manager"), is amended, effective as of October 1, 1998, as follows:

                                    RECITALS

     This amendment to the Management Agreement is being effected for the purpose of amending the method of computing the Incentive Compensation payable to the Manager pursuant to Section 7 of the Management Agreement, as approved by the Board of Directors of the Company, including all of the independent directors, on October 16, 1998, and to restate and confirm in all respects the Management Agreement as so amended. Capitalized terms used herein shall have the meanings ascribed to them in the Management Agreement.

IT  IS  THEREFORE  AGREED  AS  FOLLOWS:

     1. Section 7 of the Management Agreement is amended by adding after subsection (c) thereof the following as subsection 7(d):

Solely  for  purposes  of calculating the Manager's Incentive Compensation under
Section 7(b), Average Net Worth shall be reduced by the amount that the Company pays for the purchase of Company stock.

     2. Section 7 of the Management Agreement is amended by adding after new subsection (d) thereof the following as subsection 7(e):

Net Income of the Company, solely for purposes of calculating the Manager's Incentive Compensation under Section 7(b), shall be determined by calculating net income, including deductions and charges thereto, in accordance with generally accepted accounting principles ("GAAP"), as determined by the Company's independent certified public accountants.

     3. The Management Agreement, as amended by this Amendment dated as of October 1, 1998, is in all respects restated and affirmed between the parties.

     IN WITNESS WHEREOF, the Company and the Manager hereby execute this Amendment to the Management Agreement as of October 1, 1998.


                             THORNBURG  MORTGAGE  ASSET  CORPORATION
                             a  Maryland  corporation

                             By:  /s/  Larry A. Goldstone
                                 ------------------------------
                                  Larry A. Goldstone, President

                             THORNBURG MORTGAGE ADVISORY CORPORATION a Delaware corporation

                             By:  /s/  Garrett Thornburg
                                 ----------------------------------
                                       Garrett Thornburg, President


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